UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	July 25, 2012

CORNING INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York (Address of principal executive offices)	14831 (Zip Code)

(607) 974-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

The Corning Incorporated press release furnished earlier today and dated July 25, 2012, regarding its financial results for the second quarter ended June 30, 2012, contained a non-material error in one sentence on the first page.  Exhibit 99 to this Form 8-K/A inserts corrected wording that was inadvertently left out of the first sentence in the third bullet on the first page of the press release submitted earlier today.

That sentence in today’s earlier press release said:  “Display Technologies wholly owned business LCD glass volume declined by mid-single digits on a sequential and year-over-year basis.”  The corrected sentence in the amended press release attached to this Form 8-K/A says:  “Display Technologies wholly owned business LCD glass volume declined by mid-single digits on a sequential basis and increased by mid-single digits year over year.”

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibit

99           Corrected Press Release dated July 25, 2012, issued by Corning Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: July 25, 2012	By	/s/ R. TONY TRIPENY
R. Tony Tripeny
Senior Vice President & Corporate Controller